Exhibit 99.1

SandRidge Energy Announces New President and CEO

OKLAHOMA CITY, OKLAHOMA, January 28, 2019 – SandRidge Energy (NYSE: SD) (“SandRidge” or the “Company”) announced today that the Board of Directors (the “Board”) has appointed Paul D. McKinney as President and Chief Executive Officer, effective January 29, 2019. Mr. McKinney succeeds the Company’s current President and Chief Executive Officer, Mr. William M. Griffin, who will continue to serve on the SandRidge Board.

“On behalf of the board, we are excited to have Paul join the team,” said Mr. Griffin. “After an extensive search, we are confident we have found a candidate with the leadership skill and experience necessary to maximize value for our shareholders.”

Mr. McKinney has thirty-five years of industry experience, most recently having served as President and Chief Operating Officer of Yuma Energy, Inc. Prior to joining Yuma in 2014, he held a variety of leadership positions with Apache Corporation over a six year period, including Vice President of their Gulf Coast Onshore Region. Additionally, he was employed by Tristone Capital in 2007 as Vice President and Director of Acquisitions and Divestitures. Mr. McKinney commenced his career in 1983 with Anadarko Petroleum Corporation, advancing through a variety of engineering and operations positions, ending his time there as Vice-President of Reservoir Engineering for Anadarko Canada Corporation. Mr. McKinney has a Bachelor of Science degree in Petroleum Engineering and is published as a co-author with the Society of Petroleum Engineers and privately on subjects focused on advanced reservoir engineering methods.

“I am very excited to be joining SandRidge and honored to work with the SandRidge team as we develop our plans for the future,” Mr. McKinney commented. “The Company’s asset base and existing investment opportunities are impressive and have set SandRidge up for organic growth. I look forward to developing these exciting assets as well as pursuing the many opportunities that exist in the market today.”

Cautionary Statement Concerning Forward Looking Statements

This communication contains “forward-looking statements” “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. Such statements are often identified by use of the words “expects,” “believes,” “will,” “would,” “could,” “forecasts,” “projections,” “estimates,” “targets,” “opportunities,” “potential,” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that SandRidge expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of

123 Robert S. Kerr Avenue, Oklahoma City, OK 73102 • Phone 405.429.5500, Fax 405.429.5977 • www.SandRidgeEnergy.com

assumptions, risks and uncertainties, including, but not limited to: the volatility of oil, gas and natural gas liquids (“NGL”) prices; uncertainties inherent in estimating oil, gas and NGL reserves and resource potential; the uncertainties, costs and risks involved in exploration and development activities; regulatory restrictions, compliance costs and other risks relating to governmental regulation; risk related to third party control over non-operated properties; midstream capacity constraints and potential interruptions in production, and other factors, many of which are beyond our control. SandRidge cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in SandRidge’s public filings with the SEC, which are available at the SEC’s website, http://www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and SandRidge undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippi Lime formation in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the NW STACK Play in Oklahoma and multiple oil rich Niobrara benches in the Colorado North Park Basin.

Investor Contact:

Johna Robinson

Investor Relations

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue Oklahoma City, OK 73102

+1 (405) 429-5515